UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on April 23, 2011, Satcon Technology Corporation (“Satcon” or the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (as, the “Credit Agreement”) with Silicon Valley Bank (“SVB”), as administrative agent, issuing lender and swingline lender, and such other lenders as set forth from time to time in the Credit Agreement (together, the “Lender”).  On August 9, 2012, the Company and certain of its subsidiaries along with SVB and the Lender entered into a Waiver and Second Amendment to the Credit Agreement (the “Second Amendment”) to, among other things, waive an existing event of default related to the Company’s covenant under the Credit Agreement with respect to liquidity and reduce the size of the credit facility available under the Credit Agreement to $25 million from $35 million.  The Second Amendment also temporarily eliminates the Company’s required liquidity (cash plus loan availability) until September 15, 2012, at which point the Company will be required to have $15 million of liquidity.

Before giving effect to the Second Amendment, the total outstanding debt under the Credit Agreement could not exceed (a) the sum of (1) 80% of the book value of eligible accounts (other than those accounts payable in Euros or Canadian dollars), plus (2) 70% of the book value of eligible accounts payable in Euros or Canadian dollars, plus (3) 80% of the eligible foreign accounts, plus (4) 70% of the eligible Chinese accounts, plus (5) the lesser of (i) 60% of the cost of eligible inventory or (ii) the net orderly liquidation value of eligible inventory, as adjusted pursuant to the Credit Agreement, less (b) the amount of any reserves established by SVB.  The Second Amendment removes the cost and value of inventory from consideration in calculating the maximum allowable outstanding debt.

Interest on outstanding indebtedness under the Credit Agreement accrues at an annual rate equal to (a) the higher of (i) the prime rate and (ii) the federal funds effective rate plus one-half of one percent (0.5%) plus (b) the applicable margin (which is based on the liquidity of the Company). The applicable margin, after giving effect to the Second Amendment, will be adjusted periodically and will vary from 4% for liquidity of less than $10 million to 0.50% for liquidity of equal to or greater than $35 million.

The Second Amendment also makes certain other related changes to the Credit Agreement and to the reporting obligations of the Company under the Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which will be filed as an exhibit to our report on Form 10-Q for the quarter ending September 30, 2012.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to entry into the Second Amendment is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: August 13, 2012	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer